BancFirst Corporation Reports Second Quarter Earnings

OKLAHOMA CITY, July 17, 2012 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $11.7 million or $0.76 diluted earnings per share for the second quarter of 2012 and $25.7 million or $1.67 diluted earnings per share for the six months ended June 30, 2012. These results compared to net income of $10.1 million or $0.65 diluted earnings per share for the second quarter of 2011 and $21.5 million or $1.37 diluted earnings per share for the six months ended June 30, 2011.

The Company's net interest income for the second quarter of 2012 was $40.9 million, up $2.9 million or 7.5% from the second quarter in 2011. The increase was attributable to growth in the Company's average loans which totaled $3.1 billion, up $251.6 million from the prior year. The Company's average earning assets rose to $5.3 billion as a result of internal growth combined with the acquisition made in July 2011. The Company's net interest margin for the second quarter of 2012 was 3.14% versus 3.17% a year ago as interest rates remain at historically low levels. The Company's loan loss provision for the second quarter was $248,000 down from $2.0 million for the same period in 2011. Nonperforming and restructured assets were 0.89% of total assets compared to 0.92% at March 31, 2012 and 0.71% at December 31, 2011. Net charge-offs were 0.03% compared to 0.15% for the same period a year ago. Noninterest income totaled $20.4 million which was up $685,000 from a year ago. Excluding security gains, core noninterest income increased $1.8 million or 9.7% from the prior year. The increases in revenues resulted primarily from growth in trust services, commercial deposit revenues, insurance commissions and treasury management services. Noninterest expense for the second quarter was $42.6 million compared to $39.6 million a year ago. The increase in noninterest expense is related to the acquisition made in July 2011 and net expense on other real estate of $922,000.

At June 30, 2012, the Company's total assets were $5.7 billion, up $62.9 million or 1.1% over December 31, 2011. Loans totaled $3.1 billion, up $51.9 million or 1.7% over December 31, 2011. Deposits were $5.1 billion, up $61.9 million over year end 2011. The Company's equity capital was $499.6 million, an increase of $16.5 million or 3.4% over December 31, 2011.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 93 banking locations serving 51 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2012
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$40,817	$40,869			$81,686
Provision for loan losses	173	248			421
Securities transactions	4,032	226			4,258
Total noninterest income	23,437	20,364			43,801
Salaries and employee benefits	24,800	24,830			49,630
Total noninterest expense	42,037	42,563			84,600
Net income	14,005	11,729			25,734
Per Common Share Data:
Net income-basic	0.93	0.77			1.70
Net income-diluted	0.91	0.76			1.67
Cash dividends declared	0.27	0.27			0.54
Common shares outstanding	15,145,280	15,153,991			15,153,991
Average common shares outstanding -
Basic	15,129,868	15,155,525			15,145,066
Diluted	15,410,773	15,426,796			15,421,674
Performance Ratios:
Return on average assets	1.00%	0.83%			0.91%
Return on average equity	11.45	9.46			10.44
Net interest margin	3.18	3.14			3.16
Efficiency ratio	65.42	69.51			67.42

	2011
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$37,289	$38,006	$40,218	$41,384	$156,897
Provision for loan losses	788	2,013	885	829	4,515
Securities transactions	8	1,316	50	224	1,598
Total noninterest income	17,730	19,679	20,117	19,435	76,961
Salaries and employee benefits	21,812	22,558	23,845	24,016	92,231
Total noninterest expense	36,397	39,610	41,259	41,380	158,646
Net income	11,355	10,115	12,553	11,598	45,621
Per Common Share Data:
Net income-basic	0.74	0.66	0.82	0.77	2.99
Net income-diluted	0.72	0.65	0.81	0.75	2.93
Cash dividends declared	0.25	0.25	0.27	0.27	1.04
Common shares outstanding	15,390,357	15,273,181	15,125,541	15,117,430	15,117,430
Average common shares outstanding -
Basic	15,375,644	15,364,738	15,210,090	15,122,368	15,267,357
Diluted	15,679,298	15,651,953	15,471,659	15,389,289	15,550,131
Performance Ratios:
Return on average assets	0.89%	0.77%	0.91%	0.84%	0.85%
Return on average equity	9.90	8.59	10.50	9.59	9.65
Net interest margin	3.21	3.17	3.20	3.24	3.20
Efficiency ratio	66.15	68.67	68.38	68.04	67.84

	BancFirst Corporation
	Summary Financial Information
	(Dollars in thousands, except per share data - Unaudited)

	2012
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$5,737,994	$5,671,711
Total loans	3,049,376	3,065,439
Allowance for loan losses	(37,633)	(37,436)
Securities	573,801	575,034
Deposits	5,152,856	5,099,648
Stockholders' equity	491,957	499,561
Book value per common share	32.48	32.97
Tangible book value per common share	28.64	29.16
Balance Sheet Ratios:
Average loans to deposits	59.99%	60.35%
Average earning assets to total assets	92.51	92.60
Average stockholders' equity to average assets	8.73	8.77
Asset Quality Data:
Past due loans	$1,150	$1,403
Nonaccrual loans	20,721	20,702
Restructured loans	18,483	18,089
Total nonperforming and restructured loans	40,354	40,194
Other real estate owned and repossessed assets	12,408	10,223
Total nonperforming and restructured assets	52,762	50,417
Nonperforming and restructured loans to total loans	1.32%	1.31%
Nonperforming and restructured assets to total assets	0.92	0.89
Allowance to total loans	1.23	1.22
Allowance to nonperforming and restructured loans	93.26	93.14
Net charge-offs to average loans	0.03	0.03
	2011
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$5,239,658	$5,267,445	$5,472,306	$5,608,825
Total loans	2,796,390	2,861,844	2,984,114	3,013,498
Allowance for loan losses	(36,136)	(37,092)	(37,456)	(37,656)
Securities	681,159	580,059	607,046	614,977
Deposits	4,666,199	4,701,999	4,887,332	5,037,735
Stockholders' equity	466,827	470,397	474,396	483,041
Book value per common share	30.33	30.80	31.36	31.95
Tangible book value per common share	26.71	27.17	27.52	28.07
Balance Sheet Ratios:
Average loans to deposits	60.83%	60.16%	60.58%	60.97%
Average earning assets to total assets	92.49	92.49	92.22	92.76
Average stockholders' equity to average assets	9.03	8.98	8.67	8.73
Asset Quality Data:
Past due loans	$3,016	$1,166	$1,413	$822
Nonaccrual loans	24,391	22,469	29,039	21,187
Restructured loans	316	344	1,059	1,041
Total nonperforming and restructured loans	27,723	23,979	31,511	23,050
Other real estate owned and repossessed assets	15,974	15,501	16,723	16,640
Total nonperforming and restructured assets	43,697	39,480	48,234	39,690
Nonperforming and restructured loans to total loans	0.99%	0.84%	1.06%	0.76%
Nonperforming and restructured assets to total assets	0.83	0.75	0.88	0.71
Allowance to total loans	1.29	1.30	1.26	1.25
Allowance to nonperforming and restructured loans	130.35	154.68	118.87	163.37
Net charge-offs to average loans	0.06	0.15	0.07	0.08

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2012			June 30, 2012
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$3,073,027	$41,952	5.48%	$3,049,750	$84,014	5.52%
Securities – taxable	516,195	2,087	1.62	527,879	4,494	1.71
Securities – tax exempt	51,731	632	4.90	52,504	1,284	4.90
Interest bearing deposits with banks	1,612,649	1,061	0.26	1,596,812	2,034	0.26
Total earning assets	5,253,602	45,732	3.49	5,226,945	91,826	3.52

Nonearning assets:
Cash and due from banks	146,124			146,047
Interest receivable and other assets	311,157			311,793
Allowance for loan losses	(37,635)			(37,649)
Total nonearning assets	419,646			420,191
Total assets	$5,673,248			$5,647,136

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$721,868	$260	0.14%	$731,827	$534	0.15%
Savings deposits	1,721,452	1,401	0.33	1,713,777	2,944	0.34
Time deposits	868,330	2,222	1.03	880,232	4,654	1.06
Short-term borrowings	7,361	8	0.44	7,626	16	0.42
Long-term borrowings	12,783	91	2.86	13,617	196	2.89
Junior subordinated debentures	34,691	565	6.53	35,387	1,151	6.52
Total interest bearing liabilities	3,366,485	4,547	0.54	3,382,466	9,495	0.56

Interest free funds:
Noninterest bearing deposits	1,780,168			1,742,597
Interest payable and other liabilities	29,051			27,920
Stockholders' equity	497,544			494,153
Total interest free funds	2,306,763			2,264,670
Total liabilities and stockholders' equity	$5,673,248			$5,647,136
Net interest income		$41,185			$82,331
Net interest spread			2.95%			2.96%
Net interest margin			3.14%			3.16%

CONTACT: Joe T. Shockley Jr., chief financial officer, +1-405-270-1003, or David Rainbolt, chief executive officer, both of BancFirst Corporation, at +1-405-270-1002